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                                                                  EXHIBIT 10.4.1


                          AMENDMENT #1 TO ADDENDUM TO
                      AGREEMENT FOR WHOLESALE FINANCING
                            (Security Agreement)

This Amendment to the Agreement for Wholesale Financing (this "Amendment") is made as of August 3, 1995 by and between MicroAge Computer Centers, Inc. a Delaware corporation ("MCCI") and IBM Credit Corporation, a Delaware Corporation ("IBM Credit").

                                    RECITALS

     MCCI and IBM Credit have entered into that certain Agreement for Wholesale Financing dated as of December 17, 1993 (as amended, supplemented or as otherwise modified from time to time, the "Agreement").

     The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MCCI ("we" or "us") and IBM Credit ("you") hereby agree as follows:

     Section 1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

     Section 2. Modification of Agreement.

The Agreement is hereby modified by deleting Exhibit A and Exhibit B in their entirety and substituting in lieu thereof, the Exhibit A and Exhibit B attached hereto.

Paragraph 9 of the Agreement is hereby amended by inserting immediately following such paragraph the following:

    "We will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve ourself (or suffer liquidation or dissolution) or sell, lease or otherwise dispose of our assets as an entirety or substantially as an entirety; except that we may be merged with any direct or indirect wholly-owned Subsidiary of ours without your express written consent, provided that, in the case of such a merger, we shall be the continuing or surviving corporation and we have given you not less than three
(3) days prior written notice thereof."

Paragraph 12 (k) of the Agreement is hereby amended by deleting such paragraph in its entirety and substituting, in lieu thereof, the following:

     "12 (k) {Deleted - space reserved to preserve overall number scheme.}" Paragraph 12 is hereby further amended by adding the following subclauses after subclause 12 (n):

     "12 (o) As a member of the Consolidated Group as defined in Paragraph 13 of this Agreement, we will deliver to you as soon as available and in any event within ninety (90) days after the end of each fiscal year (i) audited Financial Statements (provided that, to the extent not otherwise audited by the auditors, the consolidating Financial Statements may be unaudited) as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year and the budgeted projections for the fiscal year then ended, in each case accompanied by (A)

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either an opinion of the auditors without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or, if so qualified, an opinion which shall be in scope and substance reasonably satisfactory to you, (B) such auditors' "Management Letter" to us, if any, (ii) if composed, a narrative discussion of the consolidated financial condition and results of operations and our consolidated liquidity and capital resources for such fiscal year prepared by our chief executive officer or chief financial officer; and (iii) a compliance certificate along with a schedule of the calculations used in determining, as of the end of such fiscal year, whether we are in compliance with the financial covenants set forth in Paragraph 13.

     12 (p) As a member of the Consolidated Group as defined in Paragraph 13 of this Agreement, we will deliver to you as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter (i) Financial Statements as of the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year and the budgeted projections for the same periods, all in reasonable detail and duly certified (subject to normal year- end audit adjustments and except for the absence of footnotes) by our chief executive officer or chief financial officer as having been prepared in accordance with GAAP; (ii) if composed, a narrative discussion of the consolidated financial condition and results of operations and our consolidated liquidity and capital resources for such period and for the fiscal year to date prepared by our chief executive officer or chief financial officer; and (iii) a compliance certificate along with a schedule of the calculations used in determining, as of the end of such fiscal quarter, whether we are in compliance with the financial covenants set forth in Paragraph 13.

     "Financial Statements" shall mean the consolidated and consolidating balance sheet, statements of operations, statements of cash flows and statements of changes in our shareholder's equity for the period specified, prepared in accordance with GAAP and consistent with prior practices.

     12 (q) We will deliver, within five (5) days after the documents referred to in 12 (o) and (p) are sent, copies of all financial statements and reports which we send to our stockholders, and within five (5) days after the same are filed, copies of all financial statements and reports which we may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority.

     12 (r) We will deliver, no later than the end of each fiscal year, our projected annual budget, cash flow statements and business plan for the immediately succeeding fiscal year in form and detail reasonably satisfactory to you which shall include projections with respect to each of the items in the Financial Statements."

     Paragraph 13 of the Agreement is hereby amended by deleting such Paragraph 13 in its entirety and substituting, in lieu of thereof, the following Paragraph 13:

     "13. You acknowledge that MCCI is a member of a consolidated group of entities for financial reporting purposes, the members of which are identified in Exhibit B which is attached hereto and incorporated herein by this reference (the "Consolidated Group"). MCCI covenants and agrees with you that:

     (a) The Consolidated Group shall at all times maintain, on a consolidated basis, a Tangible Net Worth plus Subordinated Debt in a combined amount of not less than the sum of (i) One Hundred Forty Five Million Dollars ($145,000,000.00) plus (ii) seventy-five percent (75%) of the cumulative positive consolidated Net Income for each fiscal quarter commencing with the fiscal quarter beginning August 1, 1995 (Net Losses for any fiscal quarter

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shall not, however, reduce the minimum amount required under this clause (a).
For purposes of Paragraph 13: (A) "Tangible Net Worth" means the net book value of the Consolidated Group's assets and liabilities, determined on a consolidated basis, in accordance with GAAP consistently applied, excluding from such assets all Intangibles; (B) "Intangibles" means and includes general intangibles (as that term is defined in the Uniform Commercial Code), good will, prepaid expenses, deposits, licenses, covenants not to compete, the excess of cost over book value of acquired assets, franchise fees, organizational costs, capitalized research and development costs, accounts receivables and advances due from officers, directors, employees, stockholders and affiliated companies, leasehold improvements in excess of Five Million Dollars ($5,000,000.00) net of depreciation and such similar items as you may from time to time determine; (C) "Subordinated Debt" means the indebtedness of the Consolidated Group which is subordinated to payment of its liabilities to you, as agreed to in writing by you, and (D) "Net Income" and "Net Loss" mean the net income or net loss of the Consolidated Group for such period determined in conformity with GAAP.

     (b) The Consolidated Group shall at all times maintain, on a consolidated basis, Net Working Capital of not less than (i) Ninety Million Dollars ($90,000,000.00) plus (ii) fifty percent (50%) of the cumulative positive consolidated Net Income for each fiscal quarter commencing with the fiscal quarter beginning August 1, 1995 (Net Losses for any fiscal quarter shall not, however, reduce the minimum amount required under this clause (b). "Net Working Capital", for purposes of this Agreement, means the excess of current assets over current liabilities, both determined in accordance with GAAP, provided that there shall not be included in current assets, any loans or advances made by the Consolidated Group to any person or entity, nor any asset (except Collateral in process of delivery) located outside the United States, Canada and Puerto Rico; but there shall be included in current assets, amounts owing by persons or entities located outside the United States, Canada and Puerto Rico, which arise from sales made by the Consolidated Group in the ordinary course of business.

     (c) The Consolidated Group shall at all times maintain, on a consolidated basis, a ratio of (i) the sum of (A) total liabilities plus (B) that portion of the Outstanding Balance (as defined in the Purchase Agreement executed with Deutsche Financial Services (DFS)) of all Sold Receivables (as defined in the Purchase Agreement executed with DFS) which we and our affiliates have elected to receive if we and our affiliates have received any or all of the amount due prior to Collections (as defined in the Purchase Agreement executed with DFS) of such Sold Receivables by DFS pursuant to Section 2.1.B of such Purchase Agreement, to (ii) Tangible Net Worth of less than five (5) to one (1) (the "Leverage Ratio").

     (d) The Consolidated Group shall at all times maintain, on a consolidated basis, a ratio of (i) the sum of (A) current assets plus (B) the Outstanding Balance of all Sold Receivables to (ii) the sum of (C) current liabilities plus
(D) that portion of the Outstanding Balance of all Sold Receivables which we and our affiliates have elected to receive if we and our affiliates have received any and all of the amount due prior to Collection of such Sold Receivables by you pursuant to the third sentence of Section 2.1.B of the Purchase Agreement of not less than one and one tenth (1.1) to one (1).

     (e) Without your prior written consent, no member of the Consolidated Group will (i) redeem, retire, purchase or otherwise acquire directly or indirectly any of the capital of MicroAge, Inc. in an amount greater than ten percent (10%) of the Consolidated Group's Tangible Net Worth immediately prior to the date of such transaction; or (ii) make any stock dividend payments in an amount greater than ten percent (10%) of the Consolidated Group's Tangible Net Worth immediately prior to the date of any such transaction. The provisions of this Subparagraph (e) will in no way be deemed a waiver of any financial covenants contained in Paragraph 13.

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     (f)  We will provide you with monthly internally prepared profit and loss statements, cash flow statements and balance sheets for the Consolidated Group within thirty (30) days following the end of each calendar month during the term of this Agreement.

You acknowledge that the parent entity of the Consolidated Group, MicroAge, Inc., is a publicly-held company, and that all information provided to you under this Paragraph 13 (h) will not be available to the public and shall be subject to the provision of Paragraph 15. Your receipt of such information subjects it to the provisions of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, including Section 10(b) of such Act, and Rule 10b-5 promulgated thereunder.

     (g) Paragraph 16 notwithstanding, a default by us under this Paragraph 13 shall be deemed to be a non-monetary default, and, upon receipt of a written notice of default from you that we are in default under this Paragraph 13, we shall have sixty (60) days to cure such default. We will notify you as soon as practicable should our ability to maintain any of the covenants under this Paragraph 13 be materially jeopardized.

     (h) If we change one or more of the accounting principles used in the preparation of our financial statements, because of a change mandated by the Financial Accounting Standards Board or GAAP, then an event of default relating to financial covenants contained in this Paragraph 13 shall not be considered an event of default if the required ratio or amount would have been complied with had we continued to use those GAAP employed at the date of the most recent audited financial statement prior to the date of this Agreement. Immediately upon any such change, both parties shall adjust the affected covenant to most accurately restate the affected covenant under the new accounting principles. We represent that we have no knowledge of the existence of any such change currently mandated or proposed to be mandated by the Financial Accounting Standards Board or GAAP."

Paragraph 16 is hereby amended by inserting "(ii)" between the words "or" and "we" on the fifth (5th) line of the first (1st) paragraph and by renumbering the remaining subclauses in such paragraph.

Paragraph 16 is hereby further amended by adding immediately following subclause (vi) thereof the following subclause (vii) as an event of default and by deleting subclause (a) thereof in its entirety and substituting, in lieu thereof, the following subclause (a):

   "or (vii) we or any member of the Consolidated Group are in default under any of our obligations to DFS under any agreement between us or any member of the Consolidated Group and DFS (including, without limitation, any Agreement for Wholesale Financing or Purchase Agreement) and the applicable cure period thereunder, if any, has expired."

    "(a) You shall notify us that we are in default under the Agreement, and unless otherwise stated in this Agreement, (i) we shall have three (3) business days after receiving such notice to cure the default, other than a default (x) under paragraph 13 hereof or (y) under subclause (ii) or (vii) of this Paragraph 16 and (ii) we shall have sixty (60) days after receiving such notice to cure a default under Paragraph 13 and (iii) we shall have no grace period to cure a default under subclause (ii) or (vii) of this Paragraph 16."

Section 3. Representations and Warranties. We make to you the following representations and warranties all of which are material and are made to induce you to enter into this Amendment.

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Section 3.1 Accuracy and Completeness of Warranties and Representations, All
representations made by us in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by us in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause us not to be in compliance with the terms of any agreement to which we are a party.

Section 3.3 Litigation. Except as has been disclosed by us to you in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against us, which if adversely determined, would materially adversely affect our ability to perform our obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by us and is enforceable against us in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. We hereby, ratify, confirm and agree that the Agreement, as amended hereby, represents a valid and enforceable obligation of ours, and is not subject to any claims, offsets or defense.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Arizona.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

                                   MICROAGE COMPUTER CENTERS, INC.

                                   By: /s/ Curtis J. Scheel
                                       --------------------------------
                                   Title:  Vice President and Treasurer

                                   ------------------------------------
                                   Secretary


                                   Accepted and Agreed:

                                   IBM CREDIT CORPORATION

                                   By: /s/ Marco Serino
                                      ---------------------------------
                                   Title:  Center Manager

                                        (CORPORATE SEAL)
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                                    EXHIBIT A
                                       to
                         AGREEMENT FOR WHOLESALE FINANCING

                                 LOCATION OF COLLATERAL

PART I:

MICROAGE COMPUTER CENTERS, INC.

-2400 S. MicroAge Way, Tempe, Arizona 85282*
-2925 S. Roosevelt Street, Tempe, Arizona 85282
-1650 W. Alameda, Tempe, Arizona 85282
-1625 Fountainhead Parkway, Tempe, Arizona 85282
-525 W. Alameda, Tempe, Arizona 85282
-1620 W. Fountainhead Parkway, Tempe, Arizona 85282
-5427 Duff Drive, Building 14, World Park Complex,
  Cincinnati, Ohio 45246
-5443 Duff Drive, Building 14, World Park Complex,
  Cincinnati, Ohio 45246
-443 W. Alameda, Tempe, Arizona 85282
-421 W. Alameda, Tempe, Arizona 85282

PART II:

MCSA, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-2710 S. Roosevelt Street, Tempe, Arizona 85282

MCSB, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-3905 Annapolis Lane, Plymouth, Minnesota 55447

MCSJ, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-8602 Wolff Court, Westminster, Colorado 80030

MICROAGE SOLUTIONS, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-206 Danbury Road, Wilton, Connecticut 06897
-111 N. Canal, Suite 190, Chicago, Illinois 60606
-164 Middlesex Turnpike, Burlington, Massachusetts 01803
-122 W. Carpenter Freeway, Suite 500, Irving, Texas 75039

MICROAGE INTERNATIONAL, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*

MICROAGE, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*

MCSP, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-8996 Kirby Drive, Houston, Texas 77054

MCSQ, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-21333 Haggerty Road, Novi, Michigan 48104

KELLY MICRO SYSTEMS, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-25 Musick, Irvine, California 90701 (Accounts records)
-19 Musick, Irvine, California 90701

MCST, INC.
-2400 S. MicroAge Way, Tempe, Arizona 85282*
-7122 South Lewis, Tulsa, Oklahoma 74136
-401 S.E. Dewey, Suite 316, Bartlesville, Oklahoma, 74003
-210 W. Park Avenue, Suite 3100, Oklahoma City, Oklahoma 73102
-One City Place Drive, Suite 565, St. Louis, Missouri 63141
-105 Holcomb Street, Springdale, Arkansas 75240


* Chief Executive Office






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                                   EXHIBIT B
                                       to
                       AGREEMENT FOR WHOLESALE FINANCING


                          MEMBERS OF THE CONSOLIDATED GROUP

     As of the date of this Amendment, the Consolidated Group is comprised of the following entities:

                                -MICROAGE, INC.
                        -MICROAGE COMPUTER CENTERS, INC.
                           -MICROAGE SOLUTIONS, INC.
                                  -MCSA, INC.
                                  -MCSB, INC.
                                  -MCSJ, INC.
                         - MICROAGE INTERNATIONAL, INC.
                          -MICROAGE ENTERPRISES, INC.
                            -MICROAGE EUROPE LIMITED
                        -MICROSOURCE TECHNOLOGIES, INC.
                        -MICROSOURCE DISTRIBUTIONS, INC.
                            -153000 CANADA LIMITED*
                               -BMUS CORPORATION
                           -INTRACOM MARKETING, INC.
                                  -MCSP, INC.
                                  -MCSQ, INC.
                           -KELLY MICRO SYSTEMS, INC.
                                  -MCST, INC.
                                  -MCSR, INC.*
                                 -MCSS, INC. *
                            -MICROAGE FEDERAL, INC.
                           -MICROAGE PAYMASTER, INC.
                      -MICROAGE INFOSYSTEMS SERVICES, INC.
                            -MICROAGE SYSTEMS, INC.
                         -MICROAGE TECHNOLOGIES, INC. *
                           -MICROAGE VENTURES, INC. *
                          -MICROAGE RESELLERS, INC. *
                        -MICROAGE ADMINISTRATION, INC. *
                           -MICROAGE INFINITY, INC. *
                    -MICROAGE INTEGRATION MANAGEMENT, INC. *


* Denotes Inactive Subsidiary